                                                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement, as amended, on Form S-3 dated October 1, 1999 and related Prospectus of MSC.Software Corporation for the registration of $9,915,000 principal amount of the debentures and to the incorporation by reference therein of our report dated March 18, 1999, with respect to the consolidated financial statements of MSC.Software Corporation (formerly The MacNeal-Schwendler Corporation) included in its Transition Report on Form 10-K for the transition period from January 1, 1998 to December 31, 1998, filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP
                                                          ---------------------
                                                          ERNST & YOUNG LLP


Los Angeles, California
October 1, 1999